Second Quarter 2020 Investor Presentation August 5, 2020

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of COVID-19. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Second Quarter 2020 WMC Earnings Call Presenters Jennifer W. Murphy Lisa Meyer Harris Trifon Chief Executive Officer & Chief Financial Officer & Chief Investment Officer President Treasurer 2

Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach. • AUM of 468.5 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $62.6 billion(1) ◦ Extensive mortgage and consumer credit investing track record ∙ Publicly traded diversified mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential and commercial mortgage markets ∙ Completed Initial Public Offering in May 2012 Please refer to page 18 for footnote disclosures. 3

Corporate Update The Company significantly improved its balance sheet in the second quarter by reducing debt and leverage, increasing liquidity and shareholder equity, and completing new financing arrangements that significantly reduce the Company’s exposure to short-term repurchase agreements. For the quarter ended June 30, 2020, these measures included, but were not limited to, the following: • In April, we closed an 18 month term financing arrangement without margin requirements for the entire unsecuritized Residential Whole Loan portfolio. This financing reduced our exposure to repurchase agreement financing and eliminated associated daily margin requirements. • In May, we closed a 12 month term financing arrangement, with a 12 month extension at the counterparty’s option, for Non-Agency RMBS and Non-Agency CMBS, significantly mitigating exposure to margin volatility. • In June we completed a securitization of $355.8 million of our Residential Whole Loan investments, enabling the Company to secure $341.7 million of of long-term financing at a weighted average interest rate of 2.0%. • In July, the Company retired $5.0 million of its 6.75% Convertible Senior Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock. • Reduced repurchase agreement financings in the second quarter by 76.2% to $369.1 million. • Raised $22.0 million of equity capital through the sale of 6.0 million shares at a premium to book value through our At-The-Market Program. • Sold approximately $423.2 million of Agency MBS, $42.6 million of Non-Agency MBS, $144.3 million in conforming whole loans, and $18.2 million other securities and repaid associated repurchase agreement financing to significantly reduce margin call exposure. • Our Manager waived management fees for April 2020 and May 2020. 4

Second Quarter Financial Update Second Quarter 2020 Financial Results ▪ GAAP book value per share of $3.17. ▪ GAAP net loss of $15.6 million, or $0.29 per basic and diluted common share ▪ Included in GAAP net loss is an accrual for a premium recapture fee which is payable to the counterparty of our Residential Whole Loan Facility of $20.5 million upon the termination or maturity of the facility. This fee was incurred as a result of refinancing $355.8 million of Residential Whole Loans financed on the facility through the securitization. ▪ Economic book value per share of $4.04(2). ▪ Core earnings of $5.8 million, or $0.11 per basic and diluted common share.(3) ▪ Economic return on GAAP book value was negative 7.0% for the quarter.(4) ▪ 1.91% annualized net interest margin on our investment portfolio.(5) ▪ Reduced recourse leverage to 3.0x leverage down from 9.5x at March 31, 2020. Please refer to page 18 for footnote disclosures. 5

Portfolio Composition Total Investment Portfolio ($ in millions) June 30, 2020 Agency RMBS $ 2 51.1% Non-Agency CMBS 189 1.2% Agency RMBS Non-Agency RMBS 27 Non-Agency RMBS Residential Whole-Loans 1,124 Non-Agency CMBS Residential Whole-Loans (6) Residential Bridge Loans 27 Residential Bridge Loans (7) 21.2% Securitized Commercial Loans Securitized Commercial Loan 466 Commercial Loans Commercial Loans 323 Other Securities Other Securities(8) 40 8.6% Total $ 2,198 1.2% 0.1% 14.7% 1.8% Select Sector Categories Non-Agency MBS and Other Securities Loan Portfolio 1.4% 73.7% 24.0% 57.9% 15.8% 16.7% 2.1% 8.5% RMBS Residential Whole Loans RMBS IO Residential Bridge Loans CMBS Securitized Commercial Loans ABS and GSE CRT Securities Commercial Loan Please refer to page 18 for footnote disclosures. 6

Residential Whole Loans The Company's Non-QM portfolio is performing well, given the economic background. Approximately 86% of the Company's Non-QM loans were current as of June 30, 2020. We see this number as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment to seek to remain current. Residential Whole Loan Portfolio ($ in thousands) As of June 30, 2020 Percentage of # of Loans Principal Fair Value Original LTV Loans In Forbearance (1) Current 2,571 $ 992.0 $ 975.5 62.8% 6.0% 1-30 days 58 25.2 24.6 65.9% 44.0% 31-60 days 157 83.2 79.4 66.3% 91.0% 61-90 days 63 34.0 31.9 65.2% 92.9% 90+ days 18 13.4 12.6 62.0% 16.4 % Total 2,867 $1,147.9 $1,124.1 63.2% 15.7% (1) Reflects the percentage of loans in forbearance in each aging category. Please refer to page 18 for footnote disclosures. 7

Commercial Loans as of June 30, 2020 ($ in millions)

The Company's Commercial Loan portfolio is performing in line with expectations. The Commercial Loan portfolio carries a weighted average 65.5% original LTV.

Loan	Acquisition Date	Loan Type	Principal Balance	Fair Value	LTV	Interest Rate	Fully Extended Maturity	Collateral	State
CRE 1	June 2018	Interest-Only First Mortgage	$ 30.0	$ 28.9	65.0%	1-Month LIBOR plus 4.5%	6/9/2021	Hotel	CA
CRE 2	June 2019	Principal & Interest First Mortgage	50.0	49.3	75.0%	1-Month LIBOR plus 4.75%	1/11/2024	Nursing Facilities	SC, GA
CRE 3	August 2019	Interest-Only Mezzanine loan	90.0	86.7	57.9%	1-Month LIBOR plus 9.25%	6/29/2024	Entertainment and Retail	NJ
CRE 4	September 2019	Interest-Only First Mortgage	40.0	38.7	63.0%	1-Month LIBOR plus 3.02%	8/6/2023	Retail	CT
CRE 5	December 2019	Interest-Only First Mortgage	24.5	23.5	61.8%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	NY
CRE 6	December 2019	Interest-Only First Mortgage	13.2	12.7	61.8%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	CA
CRE 7	December 2019	Interest-Only First Mortgage	7.3	7.0	61.8%	1-Month LIBOR plus 3.75%	11/6/2024	Hotel	IL, FL
CRE 8	December 2019	Interest-Only First Mortgage	4.4	4.4	79.0%	1-Month LIBOR plus 4.85%	12/6/2022	Assisted Living	FL
SBC 1	July 2018	Interest-Only First Mortgage	45.2	44.7	74.0%	1-Month LIBOR plus 4.25% (1)	7/1/2022	Nursing Facilities	MI
SBC 2	January 2019	Interest-Only First Mortgage	13.6	13.4	84.0%	1-Month LIBOR plus 4.0% (2)	12/1/2022	Apartment Complex	MO
SBC 3	January 2019	Interest-Only First Mortgage	14.4	14.2	49.0%	1-Month LIBOR plus 4.1%	7/1/2021	Nursing Facilities	CT
			$ 332.6	$ 323.5					

Footnotes

(1) Subject to LIBOR floor of 1.25%.

(2) Subject to LIBOR floor of 2.0%.

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Western Asset Mortgage Capital Corp.

Non-Agency CMBS WMC’s Non-Agency CMBS portfolio is performing in line with our expectations under the current pandemic conditions. Non-Agency CMBS Portfolio ($ in thousands) As of June 30, 2020 Weighted Average Principal Type Vintage Balance Fair Value Life (Years) Original LTV Conduit: 2006-2009 $ 16,687 $ 7,972 2.5 72.7% 2010-2020 94,107 47,848 3.8 61.6% 110,794 55,820 3.6 63.2 % Single Asset: 2014-2020 163,473 133,497 2.9 65.4 % Total $ 274,267 $ 189,317 3.1 64.8% 9

Financing New Financing Facilities Residential Whole Loan Financing Facility ▪ On April 21, 2020, the Company entered into amendments with respect to certain of its loan warehouse facilities. These amendments mainly served to convert an existing residential whole loan facility into a term facility by removing any mark to market margin requirements, and to consolidate the Company’s Non-Qualified Mortgage loans, which were previously financed by three separate, unaffiliated counterparties, into a single facility. ▪ The target advance rate under the amended and restated facility is approximately 84% of the aggregate unpaid principal balance of the loans. The facility matures on October 20, 2021. All principal payments and income generated by the loans during the term of the facility are used to pay principal and interest on the facility. Upon the securitization or sale by the Company of any whole loan subject to this amended and restated facility, the counterparty will be entitled to receive a 30% premium recapture fee of all realized value on any whole loans above such counterparty’s amortized basis as well as an exit fee of 0.50% of the loan amount in circumstances where the counterparty is not involved in the disposition of the loans. ▪ Initially, the Company’s aggregate borrowings under this facility with respect to its Residential Whole Loans were approximately $385.0 million and the market value of such loans was approximately $430.0 million. On June 29, 2020, the Company securitized approximately $355.8 million of the Residential Whole Loans and paid down the facility by approximately $339.4 million (see "Securitized Debt" below for additional details). As noted above part of the financing arrangements the Company agreed to pay the lender a fee of 30% of all realized value on the Residential Whole Loans above the counterparty's amortized basis upon securitization or sale. As a result of refinancing the Residential Whole Loans through a securitization, the Company accrued the premium recapture fee of approximately $20.5 million, which is payable at the maturity of the facility, and is recorded in "Financing transaction costs" in the Consolidated Statements of Operations. Approximately $74.4 million in non QM loans remain in the facility which are also subject to the recapture premium at sale or securitization and the amount of such liability is contingent on the realizable value at time of sale or securitization. ▪ At June 30, 2020 the total borrowing from this facility was $23.6 million and the fair market value of the collateral was $72.3 million. Non-Agency CMBS and Non-Agency RMBS Facility • On May 4, 2020, WMC supplemented one of its existing securities repurchase facilities to confirm terms pursuant to which it consolidated most of its Non-Agency MBS and Other Securities(8) assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Pursuant to this confirmation, a margin deficit will not occur until such time as the loan to value ratio surpasses a certain threshold (the “LTV Trigger”), on a weighted average basis per asset type, calculated on a portfolio level. If this threshold is reached, the Company may elect to provide cash margin or sell certain assets to the extent necessary to lower the ratio. The term of this facility is 12 months, subject to extensions at the counterparty’s option. All interest income generated by the assets during the term of the facility is paid to the Company monthly. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.0% payable quarterly in arrears. Half of all income generated by principal repayments on the underlying assets is applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments is applied to repay the obligations.. • The June 30, 2020 is total borrowings from this facility was $108.0 million and the fair market value of the collateral was approximately $216.7 million. 10 Please refer to page 18 for footnote disclosures.

Financing (Continued)

At June 30, 2020, the company had borrowings under 6 master repurchase agreements. Of the $369.1 million borrowings outstanding $282.2 million of the borrowings are in long term facilities with limited mark to market margin call exposure.

	Repurchase Agreement Financing June 30, 2020 ($ in thousands)			
		Outstanding Borrowings	**Weighted Average Interest Rate Interest Rate**	**Weighted Average Remaining Days to Maturity**
Short Term Borrowings				
Agency RMBS	$	1,491	1.41%	60
Non-Agency CMBS		9,118	3.69%	10
Residential Whole-Loans		16,075	5.18%	11
Residential Bridge Loan		21,159	3.04%	36
Commercial loans		36,575	3.42%	78
Other securities[(8)]		2,496	5.49%	7
Subtotal		**86,914**	**3.71%**	**46**
Long Term Borrowings				
Non-Agency CMBS		78,033	5.50%	280
Non-Agency RMBS		15,515	5.50%	219
Residential Whole-Loans[(16)]		23,627	5.50%	478
Commercial Loans[(16)]		150,581	2.32%	456
Other securities[(8)]		14,491	5.50%	310
Subtotal		**282,247**	**3.80%**	**389**
Repurchase agreements borrowings		**369,161**	**3.78%**	**308**
Less unamortized debt issuance costs		65	N/A	N/A
Repurchase agreements borrowings, net	**$**	**369,096**	**3.79%**	**308**

Please refer to page 18 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Financing (Continued)

Mortgage-Backed Notes

- The residential mortgage backed notes issued by Company for the Arroyo Trust 2019-2 and the Arroyo Trust 2020-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. These notes are carried at amortized cost on the Company's Consolidated Balance Sheet. The Company retained the subordinate bonds and these bonds had a fair market value of $51.7 million and $28.1 million, respectively, at June 30, 2020. The retained subordinate bonds for both securitizations are eliminated in consolidation.
- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at June 30, 2020 ($ in thousands):

Classes	Principal Balance		Coupon	Carrying Value		Contractual Maturity
Offered Notes:[17]						
Class A-1	$	592,742	3.3%	$	592,740	4/25/2049
Class A-2		31,760	3.5%		31,759	4/25/2049
Class A-3		50,317	3.8%		50,315	4/25/2049
Class M-1		25,055	4.8%		25,055	4/25/2049
		699,874			699,869	
Less: Unamortized Deferred Financing Cost		N/A			4,851	
Total	**$**	**699,874**		**$**	**695,018**	

- The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at June 30, 2020 (dollars in thousands):

Classes	Principal Balance		Coupon	Carrying Value		Contractual Maturity
Offered Notes:[17]						
Class A-1A	$	266,790	1.7%	$	266,843	3/25/2055
Class A-1B		31,658	2.1%		31,658	3/25/2055
Class A-2		13,518	2.9%		13,521	3/25/2055
Class A-3		17,963	3.3%		17,967	3/25/2055
Class M-1		11,739	4.3%		11,739	3/25/2055
Subtotal		341,668	2.0%		341,728	
Less: Unamortized Deferred Financing Costs		N/A			2,727	
Total	**$**	**341,668**		**$**	**339,001**	

- As of June 30, 2020, the Company had one consolidated commercial mortgage-backed variable interest entity that had an aggregate securitized debt balance of $424.2 million. The securitized debt of the trusts can only be settled with the collateral held by the trusts and is non-recourse to the Company.

Please refer to page 18 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Financing (Continued) Convertible Senior Unsecured Notes • At June 30, 2020, the Company had $205.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. • In July 2020, the Company retired $5.0 million of the convertible Senior Unsecured Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock. 13

Income Attribution(9) For the Three Months Ended June 30, 2020 (in thousands except per share data) Non- Non- Residential Residential Other Securitized Agency Agency Agency Agency Whole- Bride Investments Commercial Commercial Other CMBS RMBS CMBS RMBS Loans Loans(6) (8) Loans Loans(15) Derivatives Total Interest Income(10) $ 400 $ 93 $ 5,731 $ 216 $ 13,891 $ 332 $ 704 $ 5,710 $ 4,483 $ — $ 31,560 Interest expense(11) (982) (116) (1,832) (225) (12,276) (258) (385) (1,986) (4,899) — (22,959) Miscellaneous income (expense)(12) — — — — — — (44) — — — (44) Net Interest Income (582) (23) 3,899 (9) 1,615 74 275 3,724 (416) — 8,557 Realized gain/(loss) on investments 21,687 1,161 (13,901) — (10,511) (113) (6,224) — — — (7,901) Unrealized gain/(loss) on investments(13) (26,029) (1,755) (2,744) 1,207 22,096 (609) 18,825 3,049 12,920 — 26,960 Securitized debt unrealized gain/ (loss) — — — — (67) — — — (10,595) — (10,662) Gain/(loss) on derivative instruments, net(14) — — — — — — (7,426) — — (102) (7,528) Portfolio Income (loss) $ (4,924) $ (617) $ (12,746) $ 1,198 $ 13,133 $ (648) $ 5,450 $ 6,773 $ 1,909 $ (102) $ 9,426 BV Per Share Increase (Decrease) $ (0.08) $ (0.01) $ (0.21) $ 0.02 $ 0.22 $ (0.01) $ 0.09 $ 0.11 $ 0.03 $ — $ 0.16 Please refer to page 18 for footnote disclosures. 14

(18) Hedging Summary The following tables provide information on other derivative instruments as of June 30, 2020 ($ in thousands): Other Derivative Instruments Notional Amount Fair Value Credit default swaps, asset $ 3,520 $ 714 Total derivative instruments, assets 714 Credit default swaps, liability 4,140 (943) Total derivative instruments, liabilities (943) Total other derivative instruments, net $ (229) 15 Please refer to page 18 for footnote disclosures.

Outlook - Second Half 2020 ▪ COVID-19 related growth setbacks have meaningfully reduced global and US growth ▪ The medical battle will take time with prolonged efforts; recent developments are encouraging ▪ US and global inflation rates will remain very subdued ▪ Central banks will remain extraordinarily accommodative ▪ Even after recovery begins, central banks are expected to keep rates ultra low ▪ Spread products ultimately should be primary beneficiaries of recovery ▪ The timing and scope of the eventual recovery remains the largest uncertainty 16

Mortgage Spreads Recovery Path Recovery in asset prices has been uneven, with sectors that have received direct Fed intervention, like Agency RMBS and CMBS, generally seeing more recovery than credit- oriented residential and commercial mortgage loans and securities. 17

Footnotes (1) As of June 30, 2020. (2) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) the removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, Arroyo 2019-2 and Arroyo 2020-1). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (3) Core Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to- market adjustments on derivative contracts, provision for income taxes, non-cash stock-based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one-time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (4) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (5) Non-GAAP measures which include interest income, interest expense, and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended June 30, 2020. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (6) The bridge loans acquired prior to October 25, 2017 are carried at amortized costs, since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of June 30, 2020 includes $24.2 million of residential bridge loans carried at fair value and $2.3 million of residential bridge loans carried at amortized costs. (7) At June 30, 2020, the Company held a $41.5 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity. The Securitized Commercial Loan value represents the estimate fair market value of the single loan within the variable interest entity. (8) Other investments include ABS and GSE Credit Risk Transfer securities. (9) Non-GAAP measure which includes net interest margin (as defined in footnote 4) and realized and unrealized gains or losses in the portfolio. (10) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (11) Convertible senior notes interest expense has been allocated based on fair value of investments at June 30, 2020. (12) Includes miscellaneous fees and interest on cash investments. (13) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (14) Gain (loss) on derivative instruments, net, has been allocated based average duration contribution (excluding cost of hedging and gains or losses on IO's and IIO's accounted for as derivatives). (15) The portfolio income attribution for securitized commercial loan is presented on a consolidated basis (16) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. These facilities automatically renew until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral. (17) The subordinate notes were retained by the Company. (18) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. 18

Supplemental Information 19

Book Value Roll Forward

	June 30, 2020				March 31, 2020			
	Amounts in 000's		Per Share		Amounts in 000's		Per Share	
GAAP Book Value at March 31, 2020 and December 31, 2019	**$**	**182,191**	**$**	**3.41**	**$**	**564,461**	**$**	**10.55**
Proceeds from At-the-Market(ATM) program, net		21,986		0.02		—		—
Stock repurchase		—		—		(578)		N/A
		204,177		3.43		563,883		10.55
Portfolio Income								
Net Interest Margin		8,557		0.14		18,870		0.35
Realized gain (loss), net		(20,147)		(0.34)		(127,011)		(2.38)
Unrealized gain (loss), net		21,016		0.36		(269,275)		(5.03)
Net portfolio income		9,426		0.16		(377,416)		(7.06)
Financing transaction cost		(20,540)		(0.35)		—		—
Operating expenses		(1,260)		(0.02)		(2,039)		(0.04)
General and administrative expenses, excluding equity based compensation		(2,836)		(0.05)		(2,330)		(0.04)
Provision for taxes		(255)		—		93		—
GAAP Book Value at June 30, 2020 and March 31, 2020	**$**	**188,712**	**$**	**3.17**	**$**	**182,191**	**$**	**3.41**
Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned								
Deconsolidation of VIEs assets		(1,555,962)		(26.17)		(1,263,407)		(23.65)
Deconsolidation VIEs liabilities		1,486,107		25.00		1,174,422		21.98
Interest in securities of VIEs owned, at fair value		121,315		2.04		133,885		2.51
Economic Book Value at June 30, 2020 and March 31, 2020	**$**	**240,172**	**$**	**4.04**	**$**	**227,091**	**$**	**4.25**

Please refer to page 18 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Adjusted* Portfolio Composition Total Investment Portfolio ($ in millions) June 30, 2020 Consolidated Third Party Company Sponsored Unconsolidated (As Reported) Consolidated Trust Securitization (Non GAAP) Agency RMBS $ 2 $ — $ — $ 2 Non-Agency CMBS 189 41 — 230 Non-Agency RMBS 27 — 80 107 Residential Whole-Loans 1,124 — (1,049) 75 Residential Bridge Loans 27 — — 27 Securitized Commercial Loans 466 (466) — — Commercial Loans 323 — — 323 Other Securities(8) 40 — — 40 Total $ 2,198 $ (425) $ (969) $ 804 *Excludes consolidation of VIE Trusts required under GAAP 9.3% 3.4% Agency RMBS 28.6% Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Residential Bridge Loans 40.2% Commercial Loans Other Securities 13.3% 0.2% 5.0% Please refer to page 18 for footnote disclosures. 21

Adjusted* Portfolio Income Attribution[9]

For the Three Months Ended June 30, 2020

(in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bride Loans[6]	Other Investments[8]	Commercial Loans	Other Derivatives	Total
Interest Income[10]	$ 400	$ 93	$ 7,001	$ 216	$ 13,891	$ 332	$ 704	$ 5,710	$ —	$ 28,347
Interest expense[11]	(982)	(116)	(2,070)	(225)	(12,276)	(258)	(385)	(1,986)	—	(18,298)
Miscellaneous income (expense)[12]	—	—	—	—	—	—	(44)	—	—	(44)
Net Interest Income	(582)	(23)	4,931	(9)	1,615	74	275	3,724	—	10,005
Investment realized gain/(loss)	21,687	1,161	(18,184)	—	(10,511)	(113)	(6,224)	—	—	(12,184)
Investment unrealized gain/(loss)[13]	(26,029)	(1,755)	2,416	1,207	22,096	(609)	18,825	3,049	—	19,200
Securitized debt unrealized gain/(loss)	—	—	—	—	(67)	—	—	—	—	(67)
Gain (loss) on derivatives[14]	—	—	—	—	—	—	(7,426)	—	(102)	(7,528)
Portfolio Income (loss)	$ (4,924)	$ (617)	$ (10,837)	$ 1,198	$ 13,133	$ (648)	$ 5,450	$ 6,773	$ (102)	$ 9,426
BV Per Share Increase (Decrease)	$ (0.08)	$ (0.01)	$ (0.18)	$ 0.02	$ 0.22	$ (0.01)	$ 0.09	$ 0.11	$ —	$ 0.16

***Excludes the securitized commercial loan and debt from the consolidation of VIE trusts required under GAAP. Reflects only our interest in the Non-Agency CMBS security that was acquired.**

Please refer to page 18 for footnote disclosures.

22

Western Asset Mortgage Capital Corp.

Adjusted Credit Sensitive Portfolio as of June 30, 2020 Adjusted Credit Sensitive Portfolio* ($ in thousands) Principal Amortized Net Weighted Net Weighted Balance Costs Fair Value Average Coupon Average Yield Non-Agency RMBS $ 38,863 $ 23,648 $ 21,693 4.6% 3.0% Non-Agency RMBS IOs and IIOs N/A 6,847 5,278 0.5% 5.9% Non-Agency CMBS 319,567 291,184 230,794 5.7% 9.4% Residential Whole Loans 1,147,860 1,173,259 1,124,051 5.2% 5.7% Residential Bridge Loans 28,028 28,044 26,505 9.5% 7.7% Commercial Loans 332,576 332,378 323,474 6.6% 6.8% Other Securities(8) 51,668 51,489 40,466 4.4% 9.2% $ 1,918,562 $ 1,906,849 $ 1,772,261 4.0% 6.5% *Excludes consolidation of third-party sponsored VIE Trusts required under GAAP Commercial Loans: 18.3% Other Securities: 2.3% Residential Bridge Loans: 1.5% Non-Agency RMBS: 1.2% Non-Agency RMBS IO and IIOs: 0.3% Non-Agency CMBS: 13.0% Residential Whole Loans: 63.4% Please refer to page 18 for footnote disclosures. 23

Contact Information Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com